Exhibit 99.1

Equity Bancshares, Inc.

PRESS RELEASE - 04/29/2020

Equity Bancshares, Inc. Announces First Quarter Earnings of $0.08

per Diluted Common Share and Net Income of $1.3 Million

Company reports net interest margin expansion in first quarter; provision for loan losses of $9.9 million or 85% of pre-tax income; and enters COVID-19 era with strong PPP lending for local businesses

WICHITA, Kansas, April 29, 2020 (GLOBE NEWSWIRE) – Equity Bancshares, Inc. (NASDAQ: EQBK), (“Equity”, “we”, “us”, “our”), the Wichita-based holding company of Equity Bank, reported its unaudited results for the first quarter ended March 31, 2020, including net income allocable to common stockholders of $1.3 million, or $0.08 per diluted share.

“Our first quarter 2020 results exceeded our expectations on a pre-loan loss provision basis,” said Brad Elliott, Chairman and CEO of Equity. “We were able to increase our net interest margin by moving swiftly to lower our cost of liabilities in the quarter.  In this COVID-19 environment we believe the prudent course of action, at this point, is to provide reserves for the unknown, which we did with a $9.9 million provision for loan losses.”

Equity completed over 1,600 Small Business Administration (“SBA”) loan applications through phase one of the Paycheck Protection Program (“PPP”) as part of the U.S. Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) signed into law on March 27, 2020.  The relief from Equity-administered loans helped more than 78,000 employees working in small businesses throughout Equity’s regions in Kansas, Missouri, Oklahoma and Arkansas.

Equity moved its branch operations to a “Branch Light, Drive Through First” model beginning on March 16, 2020 sequentially throughout its markets.  The Company continued to provide full service through its drive-through banking teams and offered lobby access to commercial, mortgage and consumer customers upon request.  Equity saw a 7% monthly increase in digital transactions, including bill payments, mobile deposits and transfers in March 2020, and a 9% monthly increase in total logins.

“In our first quarter, I’m proud of our collective efforts as a company to continue to deliver outstanding service to our customers while helping them manage through an unprecedented crisis,” said Mr. Elliott. “It’s critical for us to fulfill a leadership role in our communities, helping local businesses to continue to operate.  I am proud of our Equity Bank team members and their commitment to our communities, which is key to our success as a company.  Our bankers were front-and-center to businesses in need and our credit administration and loan processing teams have worked efficiently and swiftly to ensure our customers have uninterrupted services.”

Notable Items:

•

Net income before taxes for the first quarter of 2020 was $1.7 million, or $0.11 per diluted share, compared to a net loss before taxes of $5.2 million, or $0.33 per diluted share, for the same time period in 2019.  There were no merger expenses in the first quarter of 2020.  Net loss before taxes, adjusted to exclude merger expense was $4.6 million, or $0.29 per diluted share, for the first quarter of 2019.

•

Stated diluted income per share in the first quarter of 2020 was $0.08, as compared to $(0.26) in the first quarter of 2019.  Income before taxes and provision for loan losses during the periods ending March 31, 2020 and 2019, was $11.6 million and $10.4 million.

•

On April 18, 2019, the Board of Directors of Equity Bancshares, Inc. authorized the repurchase of up to 1,100,000 shares of our Class A Voting Common Stock, par value $0.01 per share, from time to time, beginning April 29, 2019, and concluding October 30, 2020.  The repurchase program does not obligate us to acquire a specific dollar amount or number of shares and it may be extended, modified or discontinued at any time without notice.  There was a total of 295,461 shares repurchased during the first quarter of 2020 at a weighted average price of $23.33.  In March, in response to the COVID-19 environment, the Board of Directors of Equity Bancshares voted to temporarily suspend the repurchase program.  A total of 383,523 shares remain authorized for repurchase.

•

The CARES Act provided temporary relief for the implementation of Accounting Standards Update No. 2016-13, Measurement of Credit Losses on Financial Instruments and the Company has elected to calculate the required allowance for loan losses and the resulting provision for loan losses using the prior probable-incurred-loss method.

Equity Bancshares, Inc.

PRESS RELEASE - 04/29/2020

Equity’s Balance Sheet Highlights:

•	Total loans held for investment of $2.51 billion at March 31, 2020, as compared to total loans held for investment of $2.56 billion at December 31, 2019.
•

Total deposits were $2.96 billion at March 31, 2020, as compared to $3.06 billion at December 31, 2019.  Signature deposits, including core deposits comprised of checking, savings and money market accounts, were $2.18 billion at March 31, 2020, as compared to $2.23 billion at December 31, 2019.

•	Total assets were $3.94 billion at March 31, 2020, as compared to $3.95 billion at December 31, 2019.
•

Book value per common share was $31.41 at March 31, 2020, as compared to $30.95 at December 31, 2019. Tangible book value per common share was $21.10 at March 31, 2020, as compared to $20.75 at December 31, 2019.

Financial Results for the Quarter Ended March 31, 2020

Net income allocable to common stockholders was $1.3 million for the three months ended March 31, 2020, as compared to net loss allocable to common stockholders of $4.1 million for the three months ended March 31, 2019, an increase of $5.3 million.

Diluted earnings per share were $0.08 for the three months ended March 31, 2020, as compared to a loss per share of $0.26 for the comparable period in 2019.  Weighted average fully diluted shares were 15,595,024 and 15,804,508 for the three months ended March 31, 2020 and 2019.

Net interest income was $32.1 million for the three months ended March 31, 2020, as compared to $30.6 million for the three months ended March 31, 2019, a $1.5 million, or 4.7%, increase.  The increase in net interest income was primarily driven by average rates of interest-bearing liabilities repricing at a faster rate than average rates of interest-earning assets.

The net interest margin was 3.67% for the three months ended March 31, 2020, as compared to 3.49% for the three months ended March 31, 2019.  The increase in net interest margin was primarily due to a declining-rate environment where the average rate of interest-bearing liabilities fell faster than the average rate of interest-earning assets.  Higher cost deposits were repriced downward and our Federal Home Loan Bank advances were refinanced at lower rates.

The provision for loan losses was $9.9 million for the three months ended March 31, 2020, as compared to $15.6 million for the three months ended March 31, 2019.  Included in the first quarter of 2019 was a $14.5 million provision against one credit relationship we believe was an isolated incident that was unique within our portfolio.  For the three months ended March 31, 2020, we had net charge-offs of $257 thousand as compared to net charge-offs of $760 thousand for the same period in 2019.

Total non-interest income for the quarter ended March 31, 2020, was $5.3 million, as compared to $5.3 million for the quarter ended March 31, 2019.  A decrease in other non-interest income, mainly from the increase in derivative mark-to-market valuation losses, was principally offset by increases in debit card income, mortgage banking and service charges and fees.

Total non-interest expense was $25.8 million for the quarter ended March 31, 2020, as compared to $25.5 million for the quarter ended March 31, 2019.  The increase in non-interest expense is due largely to increases in net occupancy and equipment, data processing, FDIC insurance, professional fees, other non-interest expense and other real estate owned, partially offset by decreases in salaries and employee benefits and telecommunications.  Also, non-interest expense does not include any merger expenses for the three months ended March 31, 2020.  Merger expenses for the three months ended March 31, 2019, totaled $639 thousand ($487 thousand after tax).

Equity’s effective tax rate for the quarter ended March 31, 2020, was 26.1%, as compared to 22.1% for the quarter ended March 31, 2019.  For both of the comparable periods, the estimated annual effective tax rate at which income tax expense (benefits) have been provided reflect, in addition to statutory tax rates, the estimated tax-exempt interest income, non-taxable life insurance income, non-deductible facilitative merger expense and other non-deductible expense in proportion

Equity Bancshares, Inc.

PRESS RELEASE - 04/29/2020

to anticipated annual income before income taxes, as well as federal income tax credits anticipated to be available in each annual period.  Income tax expense for the quarter ended March 31, 2020, includes $62 thousand of additional expense attributable to the settlement in stock of restricted stock units and the exercise of stock options.  The exercise of stock options and the settlement of restricted stock units in the quarter ended March 31, 2019, resulted in tax benefits of $8 thousand.

Loans, Deposits and Total Assets

Loans held for investment were $2.51 billion at March 31, 2020, as compared to $2.56 billion at December 31, 2019, a decrease of $49.5 million.  The decrease in loans is primarily the result of net paydowns in the commercial and industrial, agricultural real estate and residential real estate portfolios, which were partially offset by originations during the quarter.

As of March 31, 2020, Equity’s allowance for loan losses to total loans was 0.87%, as compared to 0.48% at December 31, 2019.  Total reserves, including purchase discounts, to total loans were approximately 1.26% as of March 31, 2020, as compared to 0.85% at December 31, 2019.  Nonperforming assets were $48.1 million as of March 31, 2020, or 1.22% of total assets.  Nonperforming assets were $46.9 million at December 31, 2019, or 1.19% of total assets.

Total deposits were $2.96 billion at March 31, 2020, as compared to $3.06 billion at December 31, 2019, a decrease of $103.1 million.  This decrease included $80.9 million of savings, NOW and money market deposits and $49.4 million of time deposits, partially offset by an increase of $27.1 million in demand deposits.  The changes in deposits are primarily from decreases by commercial customers and public fund balances related to distribution of tax monies at the local level and seasonality.  Signature deposits were $2.18 billion at March 31, 2020, as compared to $2.23 billion at December 31, 2019.

At March 31, 2020, Equity had consolidated total assets of $3.94 billion, as compared to $3.95 billion at December 31, 2019, a decrease of $5.7 million.

Borrowings and Capital

At March 31, 2020, borrowings totaled $481.4 million, as compared to $383.6 million at December 31, 2019.  The increase in borrowings was principally due to a $65.2 million increase in Federal Home Loan Bank advances and a $31.0 million increase in the bank stock loan balance.

At March 31, 2020, common stockholders’ equity totaled $477.4 million, $31.41 per common share, as compared to $478.1 million, $30.95 per common share, at December 31, 2019.  Tangible common equity was $320.6 million and tangible book value per common share was $21.10 at March 31, 2020.  Tangible common equity was $320.5 million and tangible book value per common share was $20.75 at December 31, 2019.  During the first quarter of 2020, the company repurchased a total of 295,461 shares of our Class A Voting Common Stock at a total cost of $6.9 million, or $23.33 weighted average per share.  The Company’s ratio of common equity tier 1 capital to risk-weighted assets was 11.67%, the total capital to risk-weighted assets was 13.00% and the total leverage ratio was 9.02% at March 31, 2020.  The Company’s subsidiary, Equity Bank’s, ratio of common equity tier 1 capital to risk-weighted assets was 12.71%, the total capital to risk-weighted assets was 13.50% and the total leverage ratio was 9.39% at March 31, 2020.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of this press release.

Conference Call and Webcast

Equity Chairman and Chief Executive Officer, Brad Elliott, and Chief Financial Officer, Greg Kossover, will hold a conference call and webcast to discuss first quarter 2020 results on Thursday, April 30, 2020, at 10 a.m. eastern time, 9:00 a.m. central time.

Equity Bancshares, Inc.

PRESS RELEASE - 04/29/2020

Investors, news media and other participants should register for the call or audio webcast at investor.equitybank.com. On Thursday, April 30, 2020, participants may also dial into the call toll-free at (844) 534-7311 from anywhere in the U.S. or (574) 990-1419 internationally, using conference ID no. 4407029.

Participants are encouraged to dial into the call or access the webcast approximately 10 minutes prior to the start time.  Presentation slides to pair with the call or webcast will be posted one hour prior to the call at investor.equitybank.com.

A replay of the call and webcast will be available two hours following the close of the call until May 7, 2020, accessible at (855) 859-2056 with conference ID no. 4407029 at investor.equitybank.com.

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NASDAQ Global Select Market under the symbol “EQBK.” Learn more at www.equitybank.com.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature.  These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from Equity’s expectations include COVID-19 related impacts; competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2020, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, such as COVID-19, and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary

Equity Bancshares, Inc.

PRESS RELEASE - 04/29/2020

statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Investor Contact:

Chris Navratil

SVP, Finance

Equity Bancshares, Inc.

(316) 612-6014

cnavratil@equitybank.com

Media Contact:

John J. Hanley

SVP, Senior Director of Marketing

Equity Bancshares, Inc.

(816) 505-4063

jhanley@equitybank.com

Unaudited Financial Tables

•	Table 1. Selected Financial Highlights
•	Table 2. Year-to-Date Analysis of Changes in Net Interest Income
•	Table 3. Consolidated Balance Sheets
•	Table 4. Consolidated Statements of Operations
•	Table 5. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE - 04/29/2020

TABLE 1. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Statement of Income Data
Net interest income	$32,095	$32,405	$31,526	$31,288	$30,639
Provision for loan losses	9,940	1,055	679	974	15,646
Net gains (losses) from securities transactions	8	(3)	4	7	6
Other non-interest income	5,298	6,644	6,568	6,444	5,318
Total non-interest income	5,306	6,641	6,572	6,451	5,324
Merger expense	—	—	—	276	639
Other non-interest expense	25,758	24,846	24,223	24,747	24,904
Total non-interest expense	25,758	24,846	24,223	25,023	25,543
Income (loss) before income taxes	1,703	13,145	13,196	11,742	(5,226)
Provision for income taxes (benefits)	445	3,131	2,790	2,510	(1,153)
Net income (loss) allocable to common stockholders	1,258	10,014	10,406	9,232	(4,073)
Basic earnings (loss) per share	0.08	0.65	0.67	0.59	(0.26)
Diluted earnings (loss) per share	0.08	0.64	0.66	0.58	(0.26)

Balance Sheet Data (at period end)
Available-for-sale securities	$187,812	$142,067	$152,680	$161,082	$166,355
Held-to-maturity securities	721,992	769,059	764,163	766,950	749,493
Gross loans held for investment	2,507,123	2,556,652	2,600,924	2,679,985	2,618,986
Allowance for loan losses	21,915	12,232	17,875	17,777	26,340
Intangible assets, net	156,704	157,518	158,350	159,147	159,944
Total assets	3,943,832	3,949,578	4,074,663	4,180,074	4,065,354
Total deposits	2,960,397	3,063,516	3,106,929	3,185,893	3,260,870
Non-time deposits	2,176,586	2,230,346	2,177,820	2,192,534	2,220,110
Borrowings	481,371	383,632	480,000	515,582	331,221
Total liabilities	3,466,481	3,471,518	3,607,613	3,721,668	3,611,891
Total stockholders’ equity	477,351	478,060	467,050	458,406	453,463
Tangible common equity*	320,647	320,542	308,700	299,259	293,519

Selected Average Balance Sheet Data (quarterly average)
Investment securities	$907,910	$911,923	$926,839	$924,914	$918,804
Total gross loans receivable	2,525,344	2,568,301	2,646,454	2,655,256	2,560,030
Interest-earning assets	3,519,267	3,563,642	3,657,970	3,665,618	3,560,815
Total assets	3,888,205	3,932,909	4,030,606	4,025,764	3,926,359
Interest-bearing deposits	2,531,508	2,563,519	2,673,007	2,726,443	2,709,596
Borrowings	355,303	377,561	390,562	347,103	269,492
Total interest-bearing liabilities	2,886,811	2,941,080	3,063,569	3,073,546	2,979,088
Total deposits	3,021,181	3,055,275	3,152,785	3,200,624	3,178,164
Total liabilities	3,405,638	3,459,347	3,567,354	3,568,661	3,466,646
Total stockholders' equity	482,567	473,562	463,252	457,103	459,713
Tangible common equity*	325,470	315,569	304,492	297,541	302,398

Performance ratios
Return on average assets (ROAA) annualized	0.13%	1.01%	1.02%	0.92%	(0.42)%
Return on average equity (ROAE) annualized	1.05%	8.39%	8.91%	8.10%	(3.59)%
Return on average tangible common equity (ROATCE) annualized*	2.35%	13.42%	14.38%	13.29%	(4.62)%
Yield on loans annualized	5.47%	5.67%	5.70%	5.74%	5.79%
Cost of interest-bearing deposits annualized	1.09%	1.32%	1.56%	1.64%	1.61%
Cost of total deposits annualized	0.91%	1.11%	1.32%	1.40%	1.37%
Net interest margin annualized	3.67%	3.61%	3.42%	3.42%	3.49%
Efficiency ratio*	68.88%	63.63%	63.59%	65.59%	69.26%
Non-interest income / average assets	0.55%	0.67%	0.65%	0.64%	0.55%
Non-interest expense / average assets	2.66%	2.51%	2.38%	2.49%	2.64%

Capital Ratios

Equity Bancshares, Inc.

PRESS RELEASE - 04/29/2020

Tier 1 Leverage Ratio	9.02%	9.02%	8.49%	8.26%	8.37%
Common Equity Tier 1 Capital Ratio	11.67%	11.63%	11.08%	10.46%	10.46%
Tier 1 Risk Based Capital Ratio	12.20%	12.15%	11.59%	10.95%	10.96%
Total Risk Based Capital Ratio	13.00%	12.59%	12.21%	11.56%	11.87%
Total stockholders' equity to total assets	12.10%	12.10%	11.46%	10.97%	11.15%
Tangible common equity to tangible assets*	8.47%	8.45%	7.88%	7.44%	7.52%
Book value per common share	$31.41	$30.95	$30.25	$29.45	$28.66
Tangible book value per common share*	$21.10	$20.75	$19.99	$19.23	$18.55
Tangible book value per diluted common share*	$20.96	$20.39	$19.73	$18.99	$18.30

* The value noted is considered a Non-GAAP financial measure.  For a reconciliation of Non-GAAP financial measures, see Table 5. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE - 04/29/2020

TABLE 2. QUARTERLY ANALYSIS OF CHANGES IN NET INTEREST INCOME (Unaudited)

(Dollars in thousands)

	For the quarter ended			For the quarter ended
	March 31, 2020			March 31, 2019
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)	$2,525,344	$34,376	5.47%	$2,560,030	$36,533	5.79%
Total securities	907,910	5,586	2.47%	918,804	6,035	2.66%
Federal funds sold and other	86,013	595	2.78%	81,980	634	3.14%
Total interest-earning assets	3,519,267	40,557	4.64%	3,560,814	43,202	4.92%
Interest-bearing liabilities
Total interest-bearing demand and savings	1,724,774	3,125	0.73%	1,693,228	5,667	1.36%
Certificates of deposit	806,734	3,739	1.86%	1,016,369	5,063	2.02%
Total interest-bearing deposits	2,531,508	6,864	1.09%	2,709,597	10,730	1.61%
FHLB advances & LOC	295,677	1,175	1.60%	197,610	1,305	2.68%
Other borrowings	59,626	423	2.85%	71,882	528	2.98%
Total interest-bearing liabilities	2,886,811	8,462	1.18%	2,979,089	12,563	1.71%

Net interest income		$32,095			$30,639
Interest rate spread			3.46%			3.21%

Net interest margin (2)			3.67%			3.49%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed.  Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

	For the quarter ended
	March 31, 2020 vs. 2019
	Total Increase/(Decrease)
	Volume Variance(1)	Yield/Rate Variance(1)	Total Variance
Interest-earning assets
Loans	$(490)	$(1,667)	$(2,157)
Total securities	(75)	(374)	(449)
Federal funds sold and other	30	(69)	(39)
Total interest-earning assets	(535)	(2,110)	(2,645)
Interest-bearing liabilities
Total interest-bearing demand and savings	105	(2,647)	(2,542)
Certificates of deposit	(990)	(334)	(1,324)
Total interest-bearing deposits	(885)	(2,981)	(3,866)
FHLB advances & LOC	504	(634)	(130)
Other borrowings	(37)	(68)	(105)
Total interest-bearing liabilities	(418)	(3,683)	(4,101)

Net interest income	$(117)	$1,573	$1,456

(1) The effect of changes in volume is determined by multiplying the change in volume by the previous year's average rate. Similarly, the effect of rate changes is calculated by multiplying the change in average rate by the prior year's volume. The changes attributable to both volume and rate, which cannot be segregated, have been allocated to the volume variance and the rate variance in proportion to the relationship of the absolute dollar amount of the change in each.

Equity Bancshares, Inc.

PRESS RELEASE - 04/29/2020

TABLE 3. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	March 31,	December 31,
	2020	2019
ASSETS
Cash and due from banks	$141,989	$88,973
Federal funds sold	263	318
Cash and cash equivalents	142,252	89,291
Interest-bearing time deposits in other banks	2,498	2,498
Available-for-sale securities	187,812	142,067
Held-to-maturity securities, fair value of $750,900 and $783,911	721,992	769,059
Loans held for sale	6,494	5,933
Loans, net of allowance for loan losses of $21,915 and $12,232	2,485,208	2,544,420
Other real estate owned, net	5,870	8,293
Premises and equipment, net	84,732	84,478
Bank-owned life insurance	75,585	75,103
Federal Reserve Bank and Federal Home Loan Bank stock	31,662	31,137
Interest receivable	15,549	15,738
Goodwill	136,432	136,432
Core deposit intangibles, net	19,105	19,907
Other	28,641	25,222
Total assets	$3,943,832	$3,949,578
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$508,441	$481,298
Total non-interest-bearing deposits	508,441	481,298
Savings, NOW and money market	1,668,145	1,749,048
Time	783,811	833,170
Total interest-bearing deposits	2,451,956	2,582,218
Total deposits	2,960,397	3,063,516
Federal funds purchased and retail repurchase agreements	37,113	35,708
Federal Home Loan Bank advances	389,620	324,373
Bank stock loan	40,000	8,990
Subordinated debentures	14,638	14,561
Contractual obligations	5,781	5,836
Interest payable and other liabilities	18,932	18,534
Total liabilities	3,466,481	3,471,518
Commitments and contingent liabilities
Stockholders’ equity
Common stock	174	174
Additional paid-in capital	383,850	382,731
Retained earnings	127,015	125,757
Accumulated other comprehensive gain (loss)	3,769	(3)
Employee stock loans	(43)	(77)
Treasury stock	(37,414)	(30,522)
Total stockholders’ equity	477,351	478,060
Total liabilities and stockholders’ equity	$3,943,832	$3,949,578

Equity Bancshares, Inc.

PRESS RELEASE - 04/29/2020

TABLE 4. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollars in thousands, except per share data)

	Three months ended March 31,
	2020	2019
Interest and dividend income
Loans, including fees	$34,376	$36,533
Securities, taxable	4,620	5,082
Securities, nontaxable	966	953
Federal funds sold and other	595	634
Total interest and dividend income	40,557	43,202
Interest expense
Deposits	6,864	10,730
Federal funds purchased and retail repurchase agreements	31	32
Federal Home Loan Bank advances	1,175	1,305
Bank stock loan	109	162
Subordinated debentures	283	334
Total interest expense	8,462	12,563

Net interest income	32,095	30,639
Provision for loan losses	9,940	15,646
Net interest income after provision for loan losses	22,155	14,993
Non-interest income
Service charges and fees	2,026	1,923
Debit card income	2,043	1,738
Mortgage banking	590	317
Increase in value of bank-owned life insurance	482	488
Net gains (losses) from securities transactions	8	6
Other	157	852
Total non-interest income	5,306	5,324
Non-interest expense
Salaries and employee benefits	13,504	14,098
Net occupancy and equipment	2,235	1,967
Data processing	2,663	2,405
Professional fees	1,367	1,156
Advertising and business development	696	646
Telecommunications	487	585
FDIC insurance	517	278
Courier and postage	384	327
Free nationwide ATM cost	420	361
Amortization of core deposit intangibles	802	779
Loan expense	234	268
Other real estate owned	308	112
Merger expenses	—	639
Other	2,141	1,922
Total non-interest expense	25,758	25,543
Income (loss) before income tax	1,703	(5,226)
Provision for income taxes	445	(1,153)
Net income (loss) and net income (loss) allocable to common stockholders	$1,258	$(4,073)
Basic earnings (loss) per share	$0.08	$(0.26)
Diluted earnings (loss) per share	$0.08	$(0.26)

Equity Bancshares, Inc.

PRESS RELEASE - 04/29/2020

TABLE 5. Non-GAAP Financial Measures (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Total stockholders' equity	$477,351	$478,060	$467,050	$458,406	$453,463
Less: goodwill	136,432	136,432	136,432	136,432	136,432
Less: core deposit intangibles, net	19,105	19,907	20,727	21,512	22,296
Less: mortgage servicing asset, net	4	5	7	8	10
Less: naming rights, net	1,163	1,174	1,184	1,195	1,206
Tangible common equity	$320,647	$320,542	$308,700	$299,259	$293,519
Common shares issued at period end	15,198,986	15,444,434	15,440,334	15,563,873	15,820,303
RSU shares vested	—	—	—	—	108
Common shares outstanding at period end	15,198,986	15,444,434	15,440,334	15,563,873	15,820,411
Diluted common shares outstanding at period end	15,297,319	15,719,810	15,647,456	15,758,747	16,036,700
Book value per common share	$31.41	$30.95	$30.25	$29.45	$28.66
Tangible book value per common share	$21.10	$20.75	$19.99	$19.23	$18.55
Tangible book value per diluted common share	$20.96	$20.39	$19.73	$18.99	$18.30

Total assets	$3,943,832	$3,949,578	$4,074,663	$4,180,074	$4,065,354
Less: goodwill	136,432	136,432	136,432	136,432	136,432
Less: core deposit intangibles, net	19,105	19,907	20,727	21,512	22,296
Less: mortgage servicing asset, net	4	5	7	8	10
Less: naming rights, net	1,163	1,174	1,184	1,195	1,206
Tangible assets	$3,787,128	$3,792,060	$3,916,313	$4,020,927	$3,905,410
Total stockholders' equity to total assets	12.10%	12.10%	11.46%	10.97%	11.15%
Tangible common equity to tangible assets	8.47%	8.45%	7.88%	7.44%	7.52%
Total average stockholders' equity	$482,567	$473,562	$463,252	$457,103	$459,713
Less: average intangible assets	157,097	157,993	158,760	159,562	157,315
Average tangible common equity	$325,470	$315,569	$304,492	$297,541	$302,398
Net income (loss) allocable to common stockholders	$1,258	$10,014	$10,406	$9,232	$(4,073)
Amortization of intangible assets	814	833	797	797	791
Less: tax effect of intangible assets amortization	171	175	167	167	166
Adjusted net income (loss) allocable to common stockholders	$1,901	$10,672	$11,036	$9,862	$(3,448)
Return on total average stockholders' equity (ROAE) annualized	1.05%	8.39%	8.91%	8.10%	(3.59)%
Return on average tangible common equity (ROATCE) annualized	2.35%	13.42%	14.38%	13.29%	(4.62)%
Non-interest expense	$25,758	$24,846	$24,223	$25,023	$25,543
Less: merger expenses	—	—	—	276	639
Non-interest expense, excluding merger expenses	$25,758	$24,846	$24,223	$24,747	$24,904
Net interest income	$32,095	$32,405	$31,526	$31,288	$30,639
Non-interest income	5,306	6,641	6,572	6,451	5,324
Less: net gains (losses) from securities transactions	8	(3)	4	7	6
Non-interest income, excluding gains (losses) from securities transactions	$5,298	$6,644	$6,568	$6,444	$5,318
Net interest income plus non-interest income, excluding net gains (losses) from securities transactions	$37,393	$39,049	$38,094	$37,732	$35,957
Non-interest expense to net interest income plus non-interest income	68.87%	63.63%	63.58%	66.31%	71.03%
Efficiency ratio	68.88%	63.63%	63.59%	65.59%	69.26%